                                                                Exhibit 10.07

                                 LEASE AGREEMENT

      This Lease Agreement, made and entered into by and between ROLLINS ASSOCIATES hereinafter referred to as "Landlord," and Professional Displays, Inc., a Tennessee Corporation hereinafter referred to as "Tenant";

                                  WITNESSETH:

      Landlord hereby leases to Tenant, and Tenant hereby takes from Landlord the following described premises: Approximately 5,000 square feet at 1425 Elm Hill Pike (Building C) together with all rights, privileges, easements, and appurtenances belonging to or in any way pertaining to the said premises and together with the building and other improvements situated upon said demised premises.

      TO HAVE AND TO HOLD the same for a term of Five (5) years, commencing on April 1, 1993 and ending on March 31, 1998, upon the following covenants, terms and conditions:

      1. RENT AMOUNT - Tenant agrees to pay to the Agent named below for the account of Landlord rent for said premises at the rate of Twenty four thousand dollars ($24,000.00) per annum, payable in monthly installments of Two thousand dollars & no/100 ($2,000.00) per month. One such monthly installment shall be due and payable on or before the first day of each succeeding calendar month during the term thereof. Rent for any fractional month at the beginning or end of the lease shall be prorated.

      All rents are due and payable at the first of the month. Any rents received after the 10th of the month will be subject to a 10 % late charge.

      2. BUILDING CONDITION - Tenant acknowledges that it has fully inspected the demised premises, and on the basis of such inspection, Tenant hereby accepts the demised premises, and the buildings and improvements situated thereon, as suitable for the purposes for which the same are leased, in their present condition, with such changes therein as may be caused by reasonable deterioration between the date hereof and the commencement date of this Lease; provided that in the event any presently installed plumbing, plumbing fixtures, electrical wiring, or air conditioning and heating equipment are not in good working condition on the commencement date of this lease, Landlord agrees to repair promptly any such defects of which Tenant delivers written notice to Landlord within thirty days after the commencement date of this lease.

      3. USE OF PREMISES - The demised premises shall be used and occupied only for the purpose of: Storage, sale and display of display products and related type business. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for such use. Tenant covenants and agrees with the landlord that the premises shall be used and occupied in a careful and proper manner, that no nuisance, trade or customer which is unlawful or known in insurance as extra or especially hazardous shall be permitted therein. That no waste or trash shall be permitted to accumulate inside or outside the premises. If the tenant must accumulate waste or trash for short periods of time inside or outside the building area then it must be contained in the proper containers and receptacles and properly disposed of at the tenant's expense.

      4. GOVERNMENTAL REQUIREMENTS - Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the demised premises, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances in or upon, or connected with the demised premises, all at Tenant's sole expense. If governmental laws or regulations require changes or modification to the premises such changes shall be made at the tenant's expense.

      5. REAL ESTATE TAXES - Landlord agrees to pay before they become delinquent all taxes (both general and special), assessments, or governmental charges lawfully levied or assessed against the above described premises or any part thereof; provided, however, Landlord may, at its sole cost and expense dispute and contest the same, and in such case, such disputed item need not be paid until finally adjudged to be valid.

      (a) Tenant agrees to pay any increase in taxes (above the present taxes) during the life of this lease, whether said increase is caused by increased assessment or a raise in rates, said increase to be computed after the current calendar year.

      6. REPAIRS BY LANDLORD - Landlord shall at all times at its sole cost and expense keep the roof, foundation, outside pavements, and exterior walls (excluding all windows and doors) of the building situated on the demised premises in good repair and condition, except for reasonable wear and tear, and except that Tenant shall repair any damage caused by Tenant's negligence or default hereunder. In the event that the building situated upon the demised premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord, and Landlord shall proceed promptly to make such repairs.

      7. REPAIRS BY TENANT - Tenant shall throughout the demised term take good care of the building and other improvements located upon the demised premises, and keep them free from waste or nuisance of any kind. Tenant shall keep the building and other improvements located on the demised premises in good condition and make all necessary repairs, except those expressly required to be made by Landlord, in Paragraph 6. Tenant's repairs include, but are not limited to repairs (including any necessary replacements) to all glass, any special store front, windows, doors, heating system, plumbing work, sprinkler systems, pipes and fixtures, air conditioning equipment and cooling tower, and the interior of the building generally. Tenant shall not be obligated to repair any damage caused by fire, tornado or other casualty. Landlord agrees to afford to Tenant the benefit of any guaranties or warranties of third parties which may be applicable to air conditioning equipment and other machinery and equipment installed by Landlord in the demised premises. At the end or other termination of this Lease, Tenant shall deliver up the leased premises with all improvements located thereon, except as provided in Paragraph 8 hereof, in good repair and condition, reasonable wear and tear and damage by fire, tornado, or other casualty only excepted. Should Tenant not make the above mentioned repairs and upkeep to the building and grounds, then Landlord may, at his option, make such repair and upkeep and the Tenant agrees to reimburse the Landlord for his cost of such repair and upkeep.

      8. MODIFICATIONS BY TENANT - Tenant shall not create any

openings in the roof or exterior walls, nor shall Tenant make any substantial alterations, additions, or improvements to the demised premises without the prior written consent of Landlord. Tenant may, without the consent of Landlord, but at its own cost and expense and in a good workmanlike manner make such minor alterations, additions, or improvements or erect, remove, or alter such partitions, or erect such shelves, bins, machinery, air conditioning equipment, and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements. At the termination of this Lease, Tenant shall, if Landlord so elects, remove all alterations, additions, improvements, and partitions erected by Tenant and restore the premises to their original condition, otherwise such improvements shall be delivered up to Landlord with the premises. All shelves, bins, machinery, air conditioning equipment, and trade fixtures installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects, and shall be so removed if required by Landlord. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure or structural qualities of the building and other improvements situated on the demised premises.

      9. SIGNS - Tenant shall not place any signs or other objects upon the roof of the building or paint or otherwise deface the exterior walls of the building, except with the prior written approval of Landlord. Tenant shall have the right to erect such other signs as it may desire subject to any applicable governmental laws, ordinances, regulations, and other requirements. Tenant shall remove all signs at the termination of this Lease. Such installations and removals shall be made in such manner as to avoid injury, defacement, or overloading of the building and other improvements.

      10. INSURANCE - Tenant will not permit the demised premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous.

      11. ACCESS BY LANDLORD -Landlord and Landlord's agents and representatives shall have the right to enter and inspect the demised premises at any time, for the purpose of ascertaining the condition of the demised premises or in order to make such repairs or maintenance as may be required to be made by Landlord or required to be made by the Tenant that the Tenant has failed to make under the terms of this lease. During the 90 days before the expiration of this Lease, the landlord may at reasonable times and on reasonable notice to the Tenant show the leased premises to prospective tenants.

      12. UTILITIES - Tenant shall pay all utility connection charges and deposits, if any, and all charges incurred for any utility services used on the demised premises, and shall furnish all electric light bulbs and tubes.

      13. ASSIGNMENT - Tenant shall not assign this Lease or sublet the whole or any part of the demised premises, without the prior written consent of Landlord. Any such assignment or subletting shall be subject to all of the terms and provisions of this lease agreement, including the provisions of Paragraph 3 relating to the use of the demised premises. Notwithstanding any such assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. If an "event of default," as hereinafter defined should occur while the demised premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to it by Tenant hereunder. No direct collection by Landlord from any such assignee or subtenant shall release Tenant from the further performance of its obligations hereunder. Consent to one assignment or subletting will not be deemed a consent to any other. The transfer of the majority of the voting stock of the Tenant if the Tenant is a Corporation, the transfer of a majority of the partnership interest in the Tenant if the Tenant is a partnership, and any transfer by operation of law will be deemed "assignments" requiring the Landlord's consent.

      14. DESTRUCTION - A. If the building situated upon the demised premises should be damaged or destroyed by fire, tornado, or other casualty, Tenant shall give immediate notice thereof to Landlord.

      B. If the building situated upon the demised premises should be totally destroyed by fire, tornado, or other casualty, or if it should be so damaged that rebuilding or repairs cannot be completed within one hundred twenty (120) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective with the date of such damage.

      C. If the building situated upon the demised premises should be damaged by fire, tornado, or other casualty but not to such extent that rebuilding or repairs cannot be completed within sixty (60) days after the date upon which Landlord is notified by Tenant of such damage, this Lease shall not terminate, but Landlord shall at its sole cost and expense proceed with reasonable diligence to rebuild and repair such building to substantially the condition in which it existed prior to such damage. If the demised premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be adjusted to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within sixty (60) days after the date upon which Landlord is notified by Tenant of such damage, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations hereunder shall cease and determine.

      D. Any insurance which may be carried by Landlord or Tenant against loss or damage to the building and other improvements situated on the demised premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

      15. ENVIRONMENTAL COMPLIANCE/USE - Tenant warrants that its use and occupancy of the property shall not include the use, emission, disposal, treatment, storage or placement of any toxic, hazardous, or other environmentally hazardous substance, as such substances are defined by any governmental entity having jurisdiction thereover and shall be in strict compliance with all applicable environmental laws, regulations, statutes, ordinances, whether state, federal or local, pertaining to (a) pollution or protection or the environment, including natural resources, (b) exposure of persons to toxic or hazardous wastes, substances or constituents or other products, raw materials, chemicals or other substances, (c) protection of the public health or welfare from the effects of wastes, emissions, discharges or releases or chemical substances or (d) regulation of chemical substances, including, without limitation, their transportation, handling, storage and disposal. Tenant shall indemnify and hold harmless Landlord against and from any and all claims, liabilities, expenses and losses incurred by the Landlord, except as a result of Landlord's negligence, as a result of any environmental clean-up costs, fines or other losses, costs and expenses levied against the property or Landlord by any local, state, or federal governmental entity or agency or other entity with environmental enforcement authority caused by Tenant's use and/or possession of the property.

      16. INDEMNIFICATION - Landlord shall not be liable to Tenant or Tenant's customers, employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the demised premises, caused by the negligence or misconduct of Tenant, its agents, servants, employees, or invitees, or caused by the building and improvements located on the premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the premises, or caused by the action of any pest such as insects, rodents, birds or due to any other cause whatsoever, and Tenant agrees to indemnify Landlord and hold it harmless from any loss, expense, or claims arising out of any such damage or injury.

      17. CONDEMNATION - A. If the whole or any substantial part of the demised premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or should be sold to the condemning authority under threat of condemnation, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said premises shall occur.

      B. If less than a substantial part of the demised premises shall be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain, or should be sold to the condemning authority under threat of condemnation, this Lease shall not terminate, but Landlord shall at its sole expense restore and reconstruct the buildings and other improvements situated upon the demised premises to the extent necessary to make the same reasonably tenantable. The rent payable hereunder during the unexpired portion of this Lease shall be adjusted to such extent as may be fair and reasonable under all of the circumstances.

      C. All damages awarded for such taking shall belong to and be the property of the Landlord, whether such damage shall be awarded as compensation for diminution in value to the leasehold or to the fee of the property herein leased, provided, however, that the tenant shall be entitled to any awards made to the Tenant for its property or trade fixtures installed by the Tenant, or any award for moving made by reason of such condemnation.

      18. HOLDOVER - Should Tenant, or any of its successors in interest, holdover the leased premises, or any part thereof, after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month only at a monthly rental equal to the rent paid for the last month of the term of this Lease plus twenty percent (20%) of such amount.

      19. DEFAULT BY TENANT -. The following events shall be deemed to be events of default by Tenant under this Lease:

      (1) Tenant shall fail to pay any installment of the rent hereby reserved and such failure shall continue for a period of thirty (30) days.

      (2) Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant.

      (3) Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

      (4) Tenant shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof; or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant thereunder.

      (5) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant.

      (6) Tenant shall desert or vacate any substantial portion of the premises.

Upon the occurrence of any of such events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

      A. Terminate this Lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefor; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

      B. Enter upon and take possession of the leased premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, by force if necessary, without being liable for prosecution or any claim for damages therefor, and relet the premises and receive the rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

      C. Enter upon the leased premises by force if necessary without being liable for prosecution of any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action, whether caused by the negligence of Landlord or otherwise.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Failure by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default, or of any other violation or breach of any of the terms, provisions and covenants herein contained. The acceptance of rent by the Landlord shall not be deemed a waiver of the Tenant's breach of any obligation hereunder (other than the failure to pay the rent accepted) or of the Landlord's right to terminate this lease because of such breach. The waiver of the breach of a covenant or condition by the Landlord shall not constitute a waiver of any other breach regardless of knowledge thereof.

      20. COLLECTION COST - If, on account of any breach or default by Tenant in Tenant's obligations under the terms and conditions of this Lease, it shall become necessary for Landlord to employ an attorney to enforce or defend any of Landlord's rights or remedies hereunder, Tenant agrees to pay any reasonable attorney's fees incurred by Landlord in such connection.

      21. MORTGAGES ON PROPERTY - Landlord covenants, warrants and represents that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the rent herein reserved and performing the covenants and agreements herein contained, shall peaceably and quietly have, hold and enjoy the demised premises during the full term of this Lease and any extension or renewal hereof; however, that Tenant accepts this Lease subject and subordinate to any recorded mortgage, deed of trust, or other lien presently existing upon the demised premises. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest hereunder to any mortgage, deed of trust, or other lien hereafter placed on the demised premises, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request, provided such further subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee and that the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to perform all of the covenants and conditions of this Lease.

      22. REAL ESTATE COMMISSION - Landlord agrees to pay to C. B. Commercial a lease commission of 4% cash out and any renewals, sales or extensions thereof. The said agency may divide any commission payable hereunder with other licensed real estate brokers or salesmen, including any cooperating agent named below, but notwithstanding any such agreement for division of commissions, Landlord shall be fully protected in paying all commissions payable hereunder solely to the agent of C. B. Commercial. The provisions of this Paragraph 21 shall be binding upon Landlord and Landlord's successors in interest and personal representatives, and shall inure to the benefit of C. B. Commercial agent and said agent's successors in interest and personal representatives.

      23. NOTICE AND PAYMENTS - Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing, or delivery of any notice or with reference to the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

      A. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to the Principal Agent for the account of Landlord in Davidson County, Tennessee, at the address of the Principal Agent hereinbelow set forth or at such other address in Davidson County, Tennessee, as the Principal Agent may specify from time to time by written notice delivered in accordance herewith. If there is no Principal Agent then all rents shall be payable without demand at the address of the Landlord.

      B. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States mail, postage prepaid, registered mail, return receipt requested, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith.

      24. AGENCY - The terms, provisions and covenants and conditions contained in this Lease, shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective successors in interest and legal representatives except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of Landlord under this

Lease, including but not limited to any notices or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option be exercised or performed by Landlord's agent or attorney.

      25. SPECIAL PROVISIONS:

A. Lessee shall have two five year options to extend this lease at $20,000.00 per annum plus the increase of CPl or 15 % whichever is the lesser amount from date of original lease until option date.

B. Landlord shall perform certain work and renovations to be detailed on attached exhibit A.

      EXECUTED the 25 day of February, 1993.

ATTEST:

                                         LANDLORD: Rollins Associates
--------------------------------                  ------------------------------


                                                  /s/ David L. Robbins
                                                  ------------------------------
                                                  By

                                                  Partner
                                                  ------------------------------
                                                  Title

ATTEST:

                                           TENANT: Professional Displays, Inc.
--------------------------------                  ------------------------------


GUARANTEE:                                        /s/ Kelly McNamee
This lease is guaranteed                          ------------------------------
by Don McNamee, For the first*                    By

/s/ Donovan McNamee                               Secretary/Treasurer
--------------------------------                  ------------------------------
                                                  Title                 02/25/93

                                     AGENTS

                                                   C.B. Commercial Real Estates
                                                      Group, Inc.
--------------------------------                  ------------------------------
Cooperating Agent                                 Principle Agent


                                                  /s/ Don Kent
------------------------------                    ------------------------------
By                                                By

* 24 Months of the base lease term.

                          ADDENDUM TO "LEASE AGREEMENT"

This is an Addendum to the Industrial Real Estate Lease dated February 25, 1993, by and between Professional Displays, Inc. as Tenant and Rollins Associates as Landlord ("Lessor") concerning the property known as 1425 Elm Hill Pike, as more specifically described in the Contract.

The term "Lease, Lease Agreement, or Industrial Real Estate Lease," shall be deemed to refer to the same document.

All other terms set forth in the Lease Agreement including those pertaining to the payment of real estate brokerage commissions are hereby approved by the undersigned with the following modifications:

1) Right of first refusal: If during the first year of the base term during this Lease Agreement, which expires on March 31, 1998, Landlord shall receive an offer to lease 1423 Elm Hill Pike "building B" which offer Landlord is willing to accept, or if Landlord wishes to enter into an agreement for the lease of said building, Landlord shall give Tenant written notice, setting forth the name of the proposed other tenant, proposed lease rate, and the general terms and conditions of the proposed lease. Within 10 days following the delivery of mailing of said notice pursuant to the terms of this Addendum to Lease Agreement, Tenant shall have the right to lease the 5,000 square foot 1423 Elm Hill Pike "building B" at the base rate of $4.00 per square foot "standard industrial gross" in an "as is" warehouse condition without further landlords interior improvements. Such obligation to lease on the part of Tenant shall cover a minimum lease term of four years from the date of exercise from the Tenant's right of first refusal to lease. Said right of first refusal should be exercised by Tenant's delivering or mailing such a notice of acceptance to owner by completing an amendment to this existing lease prior to the expiration of 30 days from the date of Landlord's delivery of written notice to Tenant. If Tenant shall not elect to lease the additional space within the said time 10 day frame and in accordance with the terms set forth in Landlord's notice to Tenant, Tenant forfeits its right of first refusal. This right of first refusal shall be effective upon the date signed and shall continue for the first year of the base lease term.

2) Real Estate Commission: In the event of an expansion OR exercise of the right of first refusal, Landlord agrees to pay to CB Commercial Real Estate Group, Inc. a lease commission of four percent (4%) cashout on any renewals, sales, extensions, or expansions thereof.

3) Advance Notice To Landlord Required To Exercise Options. In the event that Tenant elects to exercise the options to extend the Lease identified in Paragraph 25a, Tenant shall give Landlord a minimum of 180 days advance written notice prior to the expiration of the base lease term, and/or the first 5 year option period that it intends to exercise its option to extend the lease term for an additional five (5) year period. Landlord Agrees to give Tenant a written reminder notice of its option notice requirement during the first month of the fifth year of the base lease term.

Except as expressly set forth in this Addendum, the Lease Agreement shall remain in full force and effect.

Tenant: Professional Displays, Inc.        Landlord: Rollins Associates
       --------------------------------             ----------------------------


By: /s/ Kelly McNamee                      By: /s/ D.M. Rollins
   ------------------------------------       ----------------------------------

Title: Secretary/Treasurer                 Title: Partner
      ---------------------------------          -------------------------------

Date: March 10, 1993                       Date: 3-17-93
     ----------------------------------         --------------------------------

                     ADDENDUM NUMBER TWO TO LEASE AGREEMENT

This as an Addendum to the Industrial Real Estate Lease Agreement dated February 25, 1993, by and between Professional Displays, Inc. as Tenant and Rollins Associates as Landlord ("Lessor") concerning the property known as 1425 Elm Hill Pike, as more specifically described in the Contract.

The term "Lease, Lease Agreement, or Industrial Real Estate Lease", shall be deemed to refer to the same document.

All other terms set forth in the Lease Agreement and Addendum including those pertaining to the payment of real estate brokerage commissions are hereby approved by the undersigned with the following modifications:

(1) Lessee and Lessor hereby agree to amend the Lease Agreement to expand the demised Premises to include the adjacent +/- 5,000 square foot building known as 1423 Elm Hill Pike, effective March 1, 1994, through March 31, 1998. at the additional rate of twenty thousand dollars ($20,000) per annum payable in monthly installments of $1,677.00 dollars ($4.00) per square foot per month.

(2) Prior to February 28, 1994, Landlord shall bring the building into tenantable condition to conform with building codes regulations of the Metropolitan Government of Nashville Davidson County Department of Codes Administration. Landlord shall clean up debris in the 1423 building and see that all equipment and systems are in good working order/condition at commencement of the lease, including; electrical, plumbing, heating, air conditioning, and ventilation. Landlord shall replace missing acoustic ceiling tiles, install fiberglass batt insulation in the soffit and eave areas of the building, and install one restroom.

(3) All other terms and conditions of this tease for 1423 Elm Hill Pike, including Tenants two- five year options to extend the term of this lease shall be Identical to those found in the original Lease Agreement for the 1425 Elm Hill Pike Building.

Accept as expressly set forth in this Addendum, the Lease Agreement shall remain in full force and effect.

Tenant: Kelly McNamee                      Landlord: Rollins Associates
       --------------------------------             ----------------------------


By:                                        By: /s/ D.M. Rollins
   ------------------------------------       ----------------------------------

Title: Office Manager                      Title: Partner
      ---------------------------------          -------------------------------

Date: 01-28-94                             Date: 1-28-94
     ----------------------------------         --------------------------------

                              DISCLOSURE STATEMENT

PROPERTY NAME: Elm Hill Commerce Park
ADDRESS:       1425 Elm Hill Pike " Bldg. C"
MAP & PARCEL:  37210

      CB Commercial Real Estate Group, a division of CB Commercial Real Estate Group, Inc. makes the following disclosures in accordance with TREC Rule 1260-2-.35 "Agency Disclosure":

      I.    In the above transaction, CB Commercial represents:

            |_| (a)   the Lessee exclusively
            |X| (b)   the Lessor exclusively
            |_| (c)   the Lessee and Lessor jointly and such dual agency is
                      expressly consented to by the parties by their execution hereof.

      II. In the above transaction, CB Commercial shall receive its compensation from:

            |_| (a)   the Lessee exclusively
            |X| (b)   the Lessor exclusively
            |_| (c)   both the Lessee and Lessor and such payment is expressly
                      consented to by the parties by their execution hereof.

The parties named below acknowledge, agree with, and consent to the representation and compensation source disclosed above.

Lessor: Rollins Associates                 Lessee:
       --------------------------------           ------------------------------


By: /s/ David Rollins                      By: /s/ Kelly McNamee
   ----------------------------------         ----------------------------------

Title: Partner                             Title: Secretary/Treasurer
      -------------------------------            -------------------------------

Date: 2-25-93                              Date: February 25, 1993
     --------------------------------           --------------------------------

Presented to the Lessee, prior to the acceptance of the offer to purchase/lease:

Date: Feb 24, 1993

Presented to the Lessor, prior to the preparation of the offer to purchase/lease:

Date: Feb 24, 1993

      CB Commercial Real Estate Group, Inc.


      /s/ Don Kent
      -------------------------------------------

      424 Church Street, Suite 1500
      Nashville, Tennessee 37219
      (615) 248-3500

1425 ELM HILL PIKE                                  ROLLINS ASSOCIATES
                                           199 POLK AVENUE, NASHVILLE, TENNESSEE

                                    EXHIBIT A

                                    [GRAPHIC]

                                    ADDENDUM

THIS ADDENDUM dated this 1st day of April, 1998 is hereby made a part of a certain Lease Agreement dated February 25, 1993, (the "Lease") by and between Display Arts ("Tenant") and RDR, Limited Partnership ("Landlord").

                                    AGREEMENT

Landlord and Tenant acknowledge and agree that:

The first five year lease option period, stipulated in the lease agreement for 1425 Elm Hill Pike, dated February 25, 1993, and the lease addendum for 1423 Elm Hill Pike, dated January 28, 1994 is exercised by Tenant extending the term from April 1, 1998 to March 31, 2003;

Rent due on the first of each month shall be $3,740.67 per month;

Landlord shall perform the following items by or before May 31, 1998:

      1.    Seal and Stripe Parking Lot
      2.    Clean Building (pressure wash)
      3.    Clean gutters
      4.    Repair exterior plywood panels and repaint
      5.    Trim landscaping around building
      6.    Eliminate odor from closet where water heater is located
      7.    Reattach HVAC return air vents in 1423 Elm Hill
      8.    Add ventilation fan in 1423 Elm Hill
      9.    Replace lamps for soffit lights 1425 Elm Hill Pike

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above,

LANDLORD:                                      TENANT:

RDR LIMITED PARTNERSHIP                    DISPLAY ARTS, INC.

By /s/ D. L. Rollins                       By /s/ Donovan McNamee         4-4-98
  -----------------------------------        -----------------------------------
                              Date                                       Date

Title Manager                              Title CEO
     --------------------------------           --------------------------------

                            RDR, Limited Partnership

                            Real Estate Development

   199 POLK AVENUE P.0. o BOX 491 NASHVILLE, TENNESSEE 37202 o (615) 255-9874

April 8, 1998

Mr. Don McNamee
Display Arts
1425 Elm Hill Pike
Nashville, Tennessee 37210

Dear Mr. McNamee:

RDR, Limited Partnership ("RDR") is in receipt of the executed lease addendum dated April 4, 1997.

Your changes to the lease addendum have been noted (i.e. rate changed from $4,107.82 per month to $3,740.67 per month). Since the rate of $4,107.82 was necessary to cover Landlord's expense to replace the existing air conditioning units in 1423 Elm Hill Pike, the reduction in rent will necessitate the elimination of this item from Landlord's requirements. All other items will be completed by May 31, weather permitting.

Sincerely,

RDR, Limited Partnership


/s/ Don Rollins

Don Rollins

cc: David Rollins
    Don Kent - CB Commercial